Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms F-3 (No. 333-190307) and S-8 (No. 333- 81825, 333-149634) of Vodafone Group Plc of our report dated 17 May 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

10 June 2016